                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant /X/

Filed by a Party other than the Registrant / /

Check the appropriate box:

/ /  Preliminary Proxy Statement                / /  Confidential, for Use of the Commission
                                                Only (as permitted by Rule 14a-6(e)(2))
/X/  Definitive Proxy Statement
/ /  Definitive Additional Materials
/ /  Soliciting Material Pursuant to sec.240.14a-11(c) or sec.240.14a-12

                          JEFFERSON-PILOT CORPORATION
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/ /  $125 per Exchange Act Rules 0-11(c)(1)(ii), or 14a-6(i)(1), or 14a-6(i)(2)
     or Item 22(a)(2) of Schedule 14A.

/ / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

/X/  Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing Party:

     (4)  Date Filed:

LOGO

                          JEFFERSON-PILOT CORPORATION
                            100 North Greene Street
                        Greensboro, North Carolina 27401

                  NOTICE OF ANNUAL MEETING AND PROXY STATEMENT

                           MEETING DATE: MAY 6, 1996

Dear Shareholder:

You are cordially invited to attend the 1996 Annual Meeting of Jefferson-Pilot's shareholders. We will meet at the Corporation's offices in Greensboro, North Carolina on Monday, May 6, 1996, at 10:00 A.M.

The matters to be acted upon at the meeting are described in the attached Notice of Meeting and Proxy Statement.

Detailed information relating to the Corporation's activities and performance during 1995 is contained in our Annual Report to Shareholders.

I urge you to vote your shares by proxy, even if you plan to attend the meeting. After you read the proxy statement, please indicate on the proxy card the way you want your shares voted. Then date, sign and return the proxy card in the postage-paid return envelope.

On behalf of your Board of Directors, thank you for your continued support.

Sincerely,

LOGO

David A. Stonecipher
President and CEO
Jefferson-Pilot Corporation


April 4, 1996

                 NOTICE OF 1996 ANNUAL MEETING OF SHAREHOLDERS


                                 APRIL 4, 1996


Notice is Hereby Given that the Annual Meeting of Shareholders of
Jefferson-Pilot Corporation will be held at the Jefferson-Pilot Building (4th Floor), 100 North Greene Street, Greensboro, North Carolina, at 10:00 o'clock a.m. local time, on Monday, May 6, 1996, for the purpose of:


     (1) electing four persons as Class I directors with terms continuing until the Annual Meeting of Shareholders in 1999 and until their successors are duly elected and qualified;


     (2) approving an amendment to the Articles of Incorporation of the Corporation to increase the authorized common stock from 150,000,000 to 350,000,000 shares;

     (3) transacting any other business that may be properly brought before the meeting or any adjournment of the meeting.

Holders of common stock of record at the close of business on March 4, 1996 will be entitled to vote at the meeting or any adjournment of the meeting.

Whether or not you expect to attend the meeting, please date, sign and return promptly the enclosed proxy card in order to ensure that your shares are voted. A shareholder giving a proxy may revoke it at any time before it is voted at the meeting.

On behalf of the Board of Directors,

[SIG]

Vice President and Secretary

--------------------------------------------------------------------------------

CONTENTS
Proxy Solicitation and Voting Information...................................................
Proposal I -- Election of Directors.........................................................
Security Ownership..........................................................................
Executive Compensation......................................................................
Proposal II -- Amendment to Articles of Incorporation to Increase Authorized Common Stock...
Other Information...........................................................................
Exhibit I -- Proposed Amendment to the Articles.............................................

PROXY STATEMENT

PROXY SOLICITATION AND VOTING INFORMATION

The enclosed proxy is solicited by the Board of Directors of Jefferson-Pilot Corporation ("Corporation") in connection with the Annual Meeting of Shareholders ("Meeting") to be held on May 6, 1996 and any and all adjournments of the Meeting. These proxies will be voted if properly signed, received by the Corporation prior to the close of voting at the Meeting and not revoked.

Holders of record of the Corporation's common stock ("common stock") at the close of business on March 4, 1996 will be entitled to vote at the Meeting. On that date, 71,224,031 shares of common stock were outstanding. Record holders are entitled to one vote per share on each matter properly brought before the Meeting. A majority of the outstanding shares of common stock must be represented in person or by proxy at the Meeting in order to constitute a quorum for the transaction of business.

Under North Carolina law and the Corporation's Articles of Incorporation, assuming a quorum is present, (i) the candidates receiving the biggest number of votes will be elected directors, (ii) a majority of the votes cast by shareholders on the proposed amendment to the Articles of Incorporation is required for its approval. Abstentions and broker non-votes are counted for purposes of determining a quorum. Abstentions, broker non-votes or failure to vote are disregarded in tabulating voting results. Shareholders may not cumulate their votes. Votes will be counted by employees of Georgeson & Company, Inc. ("Georgeson"), which has been appointed to serve as Inspector of Election for the Meeting.


Proxies representing shares of common stock held of record also will represent full and fractional shares held under the Corporation's Dividend Reinvestment Plan. Separate voting cards are being furnished under the 401(k)/TeamShare Plan for employees and career agents and under the Agents' Retirement Plan.


A shareholder who has returned a proxy may revoke it at any time before its use by delivering a written notice of revocation to the Secretary of the Corporation, by submitting a properly executed, subsequently-dated proxy to the Corporation or by voting in person at the Meeting.

Where the shareholder specifies a choice with respect to any matter to be acted upon, the shares will be voted in accordance with such specification(s). Unless otherwise so instructed, properly executed proxies which are returned in a timely manner will be voted for the nominees for director and for the amendment to the Articles of Incorporation.

All data in this Proxy Statement relating to the Corporation's common stock and stock options have been adjusted where necessary to reflect the three-for-two split of the Corporation's common stock that was effected through a 50% stock dividend in December 1995.

PROPOSAL I -- ELECTION OF DIRECTORS

Jefferson-Pilot's Board of Directors presently consists of fourteen members, divided into three classes. The terms of office of the three classes of directors end in successive years.

Four members of the class of directors whose term of office is expiring have been nominated to serve for a new three-year term that will end in 1999. One director, Thomas M. Belk, is not standing for reelection in deference to the Board's retirement policy for directors which is included in the corporate governance principles ratified by shareholders in 1993. All of the director nominees have previously been elected by the shareholders.

The accompanying proxy will be voted for the election of the four nominees, unless authority to vote for one or more nominees is withheld. If any nominee is unable or unwilling to serve as a director for any reason (which is not anticipated), the proxy will be voted for the election of any substitute nominee designated by the Board of Directors or its Executive Committee.

Certain information about these nominees and the other directors whose terms of office will continue after the Meeting is shown below.


  NAME, AGE AND YEAR
    FIRST BECAME A
       DIRECTOR         PRINCIPAL OCCUPATION DURING LAST FIVE YEARS AND OTHER POSITIONS(1)
-------------------------------------------------------------------------------------------
             NOMINEES TO SERVE FOR A THREE-YEAR TERM EXPIRING 1999 -- CLASS I

WILLIAM E. BLACKWELL    President, Jefferson-Pilot Communications Company since July 1991;
age 63                  Executive Vice President of the Corporation(2)
Director since 1985

C. RANDOLPH FERGUSON    Senior Vice President of the Corporation since May 1989; prior
age 50                  thereto, Vice President -- Planning & Internal Auditing; Executive
Director since 1989     Vice President -- Group, Jefferson-Pilot Life Insurance Company
                        since August 1988(2)

WILLIAM PORTER PAYNE    President and Chief Executive Officer, Atlanta Committee for the
age 48                  Olympic Games, Atlanta, GA since January, 1991; prior thereto,
Director since 1993     President and Chief Executive Officer, Georgia Amateur Athletics
                        Foundation, d/b/a Atlanta Organizing Committee, Atlanta, GA

ROBERT H. SPILMAN*      Chairman of the Board of the Corporation since March 1993; Chairman
age 68                  of the Board and Chief Executive Officer, Bassett Furniture
Director since 1984     Industries, Inc. (furniture manufacturer), Bassett, VA

                CONTINUING DIRECTORS FOR THE TERM EXPIRING 1997 -- CLASS II

EDWIN B. BORDEN         President and Chief Executive Officer, The Borden Manufacturing Co.
age 61                  (textiles), Goldsboro, NC
Director since 1991

WILLIAM H. CUNNINGHAM*  Chancellor, The University of Texas System, Austin, TX since
age 52                  September 1992; prior thereto, President, the University of Texas
Director since 1986     at Austin

E. S. MELVIN            Senior Vice President, Central Carolina Bank & Trust Company since
age 62                  June 1993; prior thereto, Chairman of the Board and Chief Executive
Director since 1988     Officer, 1st Home Federal Savings and Loan Association of the
                        Carolinas, F.A., Greensboro, NC

DONALD S. RUSSELL, JR. Attorney in sole practice in Columbia, SC age 55
Director since 1977

DAVID A. STONECIPHER*   President and CEO of the Corporation; President-Elect and CEO-Elect
age 54                  from September 1992 to February 1993; President and CEO since March
Director since 1993     1993, Jefferson-Pilot Life Insurance Company(2); President
                        GeorgiaUS (holding company), Atlanta, GA from February 1991 to
                        August 1992 and Executive Vice President from April 1989

  NAME, AGE AND YEAR
    FIRST BECAME A
       DIRECTOR         PRINCIPAL OCCUPATION DURING LAST FIVE YEARS AND OTHER POSITIONS(1)
-------------------------------------------------------------------------------------------
               CONTINUING DIRECTORS FOR THE TERM EXPIRING 1998 -- CLASS III
ROBERT G. GREER*        Vice Chairman and Advisory Director, Northern Trust Bank of Texas,
age 61                  Houston, Texas, since August 1995; prior thereto, Chairman of the
Director since 1975     Board of Tanglewood Bank
GEORGE W. HENDERSON,    President and Chief Executive Officer, Burlington Industries, Inc.
  III                   (manufacturer of textile products), Greensboro, NC since January 1,
age 47                  1995; President and Chief Operating Officer from April 1993; prior
Director since 1995     thereto, Group Vice President; also a director since 1990
HUGH L. MCCOLL, JR.     Chairman and Chief Executive Officer, NationsBank Corporation,
age 60                  Charlotte, NC since November 1993; Chairman, President and Chief
Director since 1993     Executive Officer from December 1992 to October 1993 and prior to
                        December 1991; President and Chief Executive Officer from December
                        1991 to December 1992; also serves as Chief Executive Officer of that company's subsidiary banks
MARTHA A. WALLS         President and Chief Executive Officer, Southern Newspapers, Inc.,
age 68                  Houston, TX
Director since 1990


---------------

  * Member of the Corporation's Executive Committee.

(1) In addition to the directorships shown in the table, Mr. Borden is a director of Carolina Power & Light Company, Triangle Bancorp, Ruddick Corporation and Winston Hotels, Inc.; Mr. Cunningham is a director of La Quinta Motor Inns, Inc., thirty-seven funds in the John Hancock family of mutual funds and Texas Commerce Bank (Advisory Director); Mr. McColl is a director of CSX Corporation, Ruddick Corporation and Sonoco Products Company; Mr. Melvin is a director of Beamon Corporation; Mr. Russell is a director of Piedmont Natural Gas Company; and Mr. Spilman is a director of Dominion Resources, Inc., Dominion Energy, Inc., NationsBank Corporation, The Pittston Co., Reliable Stores, Inc., Trinova Corporation and Virginia Electric and Power Company.

(2) Jefferson-Pilot Communications Company and Jefferson-Pilot Life Insurance Company are wholly-owned subsidiaries of the Corporation.

MEETINGS AND COMMITTEES OF THE BOARD

The Board of Directors held five meetings during 1995. Attendance by directors at meetings of the Board and of committees on which they served averaged approximately 91%. All directors attended at least 75% of the meetings of the Board and of committees on which they served except Messrs. Belk (family emergency), McColl (foreign travel), and Payne (foreign travel).

To assist the Board of Directors in carrying out its duties and responsibilities, it has appointed several standing committees, including the four described below.

Under the Statement of Principles of Jefferson-Pilot Corporation with Respect to Certain Corporate Governance Matters, which were adopted by the Board and ratified overwhelmingly by shareholders in 1993, the Audit, Compensation and Conflict of Interests Committees may not include any inside director (a current or recent executive officer or any relative thereof) or any other director who is an executive officer of another public corporation on whose board an executive officer and director of the Corporation serves. Each of these Committees is authorized to engage independent advisers with an appropriate budget made available for this purpose. The Nominating Committee may not include more than one inside director.

The Audit Committee, which met three times in 1995, is currently composed of Directors Russell (Chairman), Belk, Henderson, Melvin and Walls. The duties of the Committee include recommendation of the independent accountants to be appointed by the Board; approval of the scope of the accountants' examination and other services; review of the financial statements, including auditors' opinions and management letters, and reporting to the Board the Committee's recommendation with respect thereto; review of financial and/or fiscal policies and policy decisions; determination of the duties and responsibilities of the officer with internal auditing responsibility; approval of the scope of such officer's work and review of the results thereof; approval of such officer's staffing requirements and budget; and, through review of the results of internal and external audits, monitoring of internal programs to ensure compliance with laws, regulations and the Corporation's responsibilities for financial reporting to the public.

The Compensation Committee, which met twice in 1995, is currently composed of Directors Cunningham (Chairman), Belk, McColl, Melvin, and Spilman. The duties of the Committee include approval of salaries to be paid to senior executive officers; approval of or delegation to the President or a Vice President of the authority to approve the salaries of all other officers; review of the qualified employee benefit plans maintained by the Corporation; review of all recommendations for changes in any plan which must be approved by the Board; and administering officer incentive plans as well as determining the awards thereunder for senior executive officers.

The Nominating Committee, which met once in 1995, is currently composed of Directors Spilman (Chairman), Cunningham, Greer, Henderson and McColl. The duties of the Committee include recommendation to the Board with respect to nominees for election as directors; and recommendation to the Board with respect to the composition of all Committees of the Board other than the Executive and Nominating Committees. In selecting nominees for the Board of Directors, the Committee will consider nominees recommended in writing by shareholders to the same extent as nominees recommended by management. The Committee will not be able to consider recommendations received less than 120 days prior to the date of the meeting at which directors are to be elected.

The Conflict of Interests Committee, which met once in 1995, is currently composed of Directors Walls (Chairperson), Borden, Melvin, Payne and Russell. The duties of the Committee include annual review of all significant relationships which directors have with the Corporation, directly or indirectly, and making appropriate recommendations to the Board based thereon concerning Committee assignments. The duties also include investigation of any complaints concerning a possible conflict of interests involving directors or officers of the Corporation, recommendation to the Board of action to be taken to remove any such conflict and recommendation of policies or procedures designed to avoid any such conflicts of interests.

COMPENSATION OF DIRECTORS

Directors who are not employees of the Corporation or one of its subsidiaries receive a retainer of $30,000 per year, plus a fee of $1,000 for each Board or committee meeting of the Corporation or one of its subsidiaries attended ($500 for a committee meeting held in connection with a Board meeting). Committee chairpersons receive an additional annual retainer of $3,000. The Chairman of the Board receives an additional annual retainer of $50,000.

Directors may elect to defer receipt of some or all cash directors' fees. Deferred accounts are credited with phantom stock of the Corporation or with interest at rates representative of market rates, as selected by the director. Deferred accounts are unfunded and are paid out in up to ten annual installments after Board service ends.

Under the Non-Employee Directors' Stock Option Plan approved by shareholders in 1995, non-employee directors receive non-discretionary stock option awards, each exercisable at the fair market value of the Corporation's common stock on the date of the award, as follows: in 1995 or at such later date as they may join the Board, options to purchase 7,500 shares; and on the first regularly quarterly Board meeting date in each year from 1996 through 1999, options to purchase 3,375 shares. The Plan, unless earlier terminated, will expire on March 31, 1999.

SECURITY OWNERSHIP

The following table shows the beneficial ownership of the Corporation's common stock as of March 4, 1996 for each director and each of the five highest paid executive officers, and for all such persons and other executive officers as a group, based on information they supplied.


                                                                                         SHARES
                                                                                      BENEFICIALLY
                                      NAME                                             OWNED(1)(2)
----------------------------------------------------------------------------------------------------
Thomas M. Belk...................................................................         13,693
William E. Blackwell.............................................................         90,193
Edwin B. Borden..................................................................         24,000
William H. Cunningham............................................................         12,025
C. Randolph Ferguson.............................................................         63,132
Robert G. Greer..................................................................         12,900
George W. Henderson, III.........................................................          2,800
Hugh L. McColl, Jr...............................................................         10,875(2)
E. S. Melvin.....................................................................         18,647(2)
William Porter Payne.............................................................         11,920
Donald S. Russell, Jr............................................................        127,312
Robert H. Spilman................................................................         25,143
David A. Stonecipher.............................................................        186,559
Martha A. Walls..................................................................         35,357
Dennis R. Glass..................................................................         70,339
John D. Hopkins..................................................................         60,819
Kenneth C. Mlekush...............................................................         72,624
Directors and executive officers as a group (18 persons).........................        893,330


---------------

(1) The individuals have sole voting and investment power with respect to the shares shown, except as follows: Mr. Belk: 1,393 shares are held by his wife and 4,800 shares are held by a corporation of which he is the sole shareholder; Mr. Blackwell: 2,250 shares are held by his wife; Mr. Melvin:
     610 total shares are held by his two sons and wife; Mr. Russell: 111,375 shares are held of record by his father under an arrangement under which Mr. Russell has sole voting power; Mr. Spilman: 1,050 shares are held by his wife; Mr. Stonecipher: 3,000 shares are held by his wife; and Ms.
     Walls: 29,670 shares are owned jointly with her husband and 2,042 shares are held by a corporation of which she is an officer, director and principal shareholder. Except as specifically indicated, the directors named in this note have no authority to vote these shares. The shares reported include shares held for each officer under the Corporation's 401(k)/TeamShare plan, and the following shares which the individuals had the right to acquire within 60 days through the exercise of options: employee plan: Mr. Blackwell, 17,500; Mr. Ferguson, 13,500; Mr. Stonecipher, 137,500; Mr. Glass, 63,750; Mr. Hopkins, 56,250; Mr. Mlekush, 70,000; non-employee director plan: Messrs. Belk, Borden, Cunningham, Greer, McColl, Melvin, Payne, Russell and Spilman, 7,500 each; Mr. Henderson, 2,500; and the group, 477,250.

(2) None of the individuals reported beneficial ownership of more than 1% of the total shares outstanding. Mr. McColl reported that NationsBank Corporation, of which he is Chairman and Chief Executive Officer, holds 3,532,500 shares (4.94%) for its own account, as to which he disclaims beneficial ownership. Mr. Melvin reported that he is co-executor of the estate of Joseph M. Bryan, which owns 837,675 shares of common stock of the Corporation (1.2%), as to which Mr. Melvin disclaims beneficial ownership; these shares ultimately will be distributed to the Joseph M. Bryan Foundation, of which Mr. Melvin is President and Chief Executive Officer.


The Corporation believes that all of its executive officers and directors complied for 1995 with all applicable stock ownership reporting requirements under Section 16(a) of the Securities Exchange Act of 1934, except as follows. Mr. Belk was two days late in filing one report disclosing a purchase of the Corporation's stock by his spouse. Form 5's for all the non-employee directors named above, reporting the shares issued in the 50% stock dividend in December 1995 and, for six directors, shares acquired through dividend reinvestment, were timely submitted to the Corporation but due to clerical oversight were sent two days late to the SEC. Form 5's for all the executive officers names in the above table and two others, Reggie D. Adamson and E. Jay Yelton, reporting the 50% stock dividend and the shares acquired throughout 1995 under the new 401(k)/Team Share Plan, were sent three days late to the SEC; problems in reporting data for this new Plan contributed to the delay in filing.

The following table shows ownership of the Corporation's common stock by all persons known to the Corporation to own beneficially five percent or more of such stock as of March 4, 1996.

                        NAME AND ADDRESS                             AMOUNT AND NATURE OF     PERCENT
                       OF BENEFICIAL OWNER                           BENEFICIAL OWNERSHIP     OF CLASS
------------------------------------------------------------------------------------------------------
INVESCO PLC                                                                4,399,798(1)         6.179%
11 Devonshire Square
London EC2M 4YR, England

---------------

(1) INVESCO PLC has furnished the Corporation with an SEC Schedule 13G dated February 2, 1996 indicating that it and a number of its affiliates including INVESCO Capital Management, Inc. may be deemed to beneficially own these shares by virtue of having shared voting power and shared dispositive power over the shares, which are reported to be held on behalf of other persons who have the power to direct the receipt of dividends and proceeds from sales.

EXECUTIVE COMPENSATION

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

Principles of the Executive Pay Program

The foundation of the executive compensation program is based on guiding principles designed to align compensation with the Corporation's mission, business strategy and values. Building on this foundation, the executive compensation program is designed to retain and motivate the executive talent needed to maximize the Corporation's return to shareholders by:

     - providing base compensation levels that are competitive with that provided in the various markets in which the Corporation competes for executive talent;

     - rewarding executives for the achievement of specific corporate and unit earnings goals, as well as market-related goals necessary to build value over the long term; and

     - creating earned share ownership opportunities so that the long-term maximization of shareholder value truly links executive and shareholder interests.

In the executive compensation program's implementation, the Compensation Committee considers each of these principles, which are described in greater detail below.

Competitive Compensation Levels

Total compensation (base salary and incentive) targets for expected levels of performance are developed for executive officers. Published survey materials, proxy statement analyses and counsel with consultants form the basis for establishing targeted compensation levels, including the incentive compensation described below. Companies listed as the "Similarly Diversified Companies" in the Performance Graph are included in the compensation survey data, as are other companies. The Corporation uses broad financial services and insurance industry surveys to determine competitive data, since executives may be recruited from or attracted to companies other than those included in the "Similarly Diversified Companies." In general, total compensation is targeted at the second quartile (i.e., the 50 to 75 percent range) of the relevant marketplace for each executive's area of responsibility (e.g., life insurance, broadcasting, etc.). Actual compensation of the individuals named in the Summary Compensation Table for 1995, including Mr. Stonecipher, fell within the second quartile of the relevant marketplace.

Incentive and Reward

Achieving both the short- and long-term goals described below is necessary for executives to earn competitive total compensation. Depending on position, between 50 and 60 percent of each executive officer's total targeted compensation is based upon performance. Performance-related elements include annual bonus, long-term incentive compensation ("Long-Term Plan") payouts and stock options.

The annual incentive compensation plan is keyed to competitive annual incentive norms and is based on the achievement of short-term goals consisting of the Corporation's earnings per share ("EPS") and operating income targets set for the Corporation and each line of business. Additional short-term goals such as market share, premium growth and new business issued may also affect a specific individual's incentive award. The short-term goals for executives are developed based on the Corporation's annual budgets and operating plans. The weights accorded to the goals vary depending on the participant's position. For most executive officers, the 1995 bonuses were above the normal range, reflecting the extraordinary effort expended in the closure of two major acquisitions. The actual performance of the Corporation and of the individuals named in the Summary Compensation Table in 1995 resulted in annual bonuses varying from 45% to 73% of base salary.

Long-term incentives come in two forms under the Long Term Stock Incentive Plan: the Long-Term Plan, which is a three-year plan based on cumulative growth of operating EPS, and stock options. Participants in the Long-Term Plan are eligible for an annual payment, the first having been made in early 1995, contingent upon the Corporation's achieving specified levels of compound growth rate in the cumulative operating earnings per share ("CGR") during the preceding three years (or, in the case of the phase-in period through December 31, 1994, the preceding two years). Payouts are expressed as a percentage (which varies according to the participant and the level of CGR achieved) of each participant's salary during the last year of the relevant period and arc established in combination with the expected value of stock option grants such that competitive and performance-related long-term incentive opportunities are available. No amounts will be payable under the Long-Term Plan if the CGR during the relevant period is less than 50% of the targeted CGR. Payouts for Mr. Stonecipher are based on a percentage that is 33% greater than the percentage for other current participants in the Long-Term Plan due to differences in competitive practice for the Chief Executive Officer position versus that of other executive officers.

Some of the stock options awarded in 1995 to executive officers were granted pursuant to employment agreements, which are described below under "Employment Contracts." The agreements provide for grants of options in amounts that, when combined with long-term incentives under the three-year plan, provide total long-term incentive compensation that is competitive with other large insurance companies, based on data from industry surveys. Actual gains from stock option grants are dependent upon stock price increases from the fair market value at the time of grant. The Compensation Committee does not consider levels of share ownership or past option grants in making current stock option awards as it desires to continually reinforce the goal of stock price improvement.

Equity Ownership

Sustained and increasing ownership by executives of the Corporation's stock is expected upon shares being earned through performance. Half of the value earned under the Long-Term Plan is delivered in shares. In the payout for the three-year performance cycle which ended in 1995, an aggregate of 7,899 shares were delivered to six executive officers. The direct link between shareholders and executives is strengthened by using stock options as an important incentive vehicle. Expectations are established informally regarding the continued ownership by executives during their employment of Corporation shares.

Chief Executive Officer's Compensation

Mr. Stonecipher's salary for 1995 reflected a 4% increase over his 1994 salary. Under his employment agreement with the Corporation, which was negotiated on an arms' length basis and entered into on August 1,

1992, a substantial majority of Mr. Stonecipher's bonus for 1995 was determined in accordance with a formula based on growth in EPS over the prior year. In 1995, EPS increased 16.2% compared with 1994. The additional bonus amount reflected Mr. Stonecipher's outstanding leadership and progress on a key strategic objective of redeploying capital into the life insurance and annuity businesses to improve the return to shareholders. In addition, pursuant to his employment agreement, Mr. Stonecipher participates in the Long-Term Plan and received a payout in early 1996 based on achievement of above-target CGR over the three-year period 1993-95, and in 1995 received a stock option to purchase 75,000 shares at the fair market value on the date of grant.

Deductibility of Compensation

The Compensation Committee has taken steps to minimize any compensation that would be non-deductible under Section 162(m) of the Internal Revenue Code. In the event that any material amount might potentially not be deductible under
Section 162(m), the Committee will consider what actions, if any, should be taken to seek to make such compensation deductible without compromising its ability to motivate and reward excellent performance.

                             COMPENSATION COMMITTEE

                               William C. Cunningham, Chairman
                               Thomas M. Belk
                               Hugh L. McColl, Jr.
                               E. S. Melvin
                               Robert H. Spilman

                               * * * * * * * *

A summary of the compensation for the Corporation's chief executive officer, and for the four other executive officers who were the highest paid for 1995 ("named officers"), for services to the Corporation or its subsidiaries is shown in the following table.

                           SUMMARY COMPENSATION TABLE



                                                                                LONG TERM
                                                                              COMPENSATION
                                                                           -------------------

                                               ANNUAL COMPENSATION         AWARDS(2)   PAYOUTS
                                        ---------------------------------  ----------  -------
                                                             OTHER ANNUAL  SECURITIES   LTIP     ALL OTHER
                                                             COMPENSATION  UNDERLYING  PAYOUTS  COMPENSATION
   NAME AND PRINCIPAL POSITION    YEAR  SALARY($)  BONUS($)     ($)(1)     OPTIONS(#)  ($)(3)      ($)(4)
------------------------------------------------------------------------------------------------------------
David A. Stonecipher............. 1995   811,200   540,000           --      75,000    350,763       5,895
President and Chief Executive     1994   780,000   338,520           --      37,500    203,840          --
Officer of the Corporation and    1993   750,000   235,500           --      37,500         --          --
Jefferson-Pilot Life Insurance
Company(5)
Kenneth C. Mlekush............... 1995   351,500   200,000           --      30,000    113,991       5,700
Senior Vice President of the      1994   338,000   140,000           --      22,500     66,248          --
Corporation and Executive Vice    1993   325,000   122,900       36,508      22,500         --          --
President -- Individual of
Jefferson-Pilot Life Insurance
Company(5)
Dennis R. Glass.................. 1995   315,100   230,000           --      22,500    102,187       6,045
Senior Vice President and         1994   303,000   125,000       30,000      11,250     59,388          --
Treasurer of the Corporation      1993    63,462    13,992      125,000      37,500         --          --
and Executive Vice President and
Treasurer of Jefferson-Pilot Life
Insurance Company(5)
John D. Hopkins.................. 1995   300,000   210,000           --      22,500         --       6,045
Senior Vice President and General 1994   282,500   115,000           --      22,500         --          --
Counsel of the Corporation and    1993   188,558    56,567       41,300      22,500         --          --
Executive Vice President and
General Counsel of
Jefferson-Pilot Life Insurance
Company(5)
William E. Blackwell............. 1995   330,200   150,000           --      22,500    107,084       6,207
Executive Vice President of the   1994   317,500   156,464           --      15,000     62,230          --
Corporation and President of      1993   305,000   132,370           --          --         --          --
Jefferson-Pilot Communications
Company


---------------

(1) Other annual compensation for Mr. Glass includes a transition payment of $25,000 and a payment for bonus foregone from his previous employer of $130,000 of which $30,000 was paid in 1994. For Mr. Hopkins it includes a transition payment of $35,000.
(2) During the years 1993-1995, none of the named individuals were granted any stock appreciation rights ("SAR's") or restricted stock awards.
(3) LTIP payouts were made 50% in shares of the Corporation's common stock.
(4) Company matching and gain sharing contributions to the 401(k)/TeamShare Plan which became effective in 1995 are shown in this column.
(5) Mr. Stonecipher became President and Chief Executive Officer on March 1, 1993, having joined the Corporation as President-Elect and Chief Executive Officer-Elect on September 8, 1992. Messrs. Glass,

     Hopkins and Mlekush first became employed by the Corporation in 1993. See "Employment Contracts" below.

LONG TERM STOCK INCENTIVE PLAN

This plan provides long term incentives, based on Jefferson-Pilot common stock and on growth in earnings per share ("EPS"), to employees who may influence the long term performance of the Corporation and its subsidiaries. Key features of the plan include stock options and long term incentive awards. The option price may not be less than 100% of the fair market value of the stock on the award date. The following table shows options awarded by the Compensation Committee in 1995 to the named officers.

The price of the common stock must appreciate in order for optionees to realize any gain. As the stock price increases, all shareholders benefit proportionately.

                           OPTION GRANTS DURING 1995

                                                      PERCENT OF
                                         NUMBER OF      TOTAL
                                        SECURITIES     OPTIONS                                GRANT DATE
                                        UNDERLYING    GRANTED TO                             PRESENT VALUE
                                          OPTIONS     EMPLOYEES    EXERCISE    EXPIRATION   (BLACK-SCHOLES)
                 NAME                   GRANTED(#)     IN 1995     PRICE($)       DATE          ($)(1)
-----------------------------------------------------------------------------------------------------------
David A. Stonecipher..................     75,000        19.5       36.4167       2/13/05       595,156
Kenneth C. Mlekush....................     30,000         7.8       36.4167       2/13/05       238,062
William E. Blackwell..................     22,500         5.8       36.4167       2/13/05       178,547
Dennis R. Glass.......................     22,500         5.8       36.4167       2/13/05       178,547
John D. Hopkins.......................     22,500         5.8       36.4167       2/13/05       178,547

---------------

(1) The values shown in this table have been calculated through standard application of the Black-Scholes pricing model, using the following assumptions: options are exercised at the end of their ten-year term; interest rates are based on U.S. Treasury Strips available on the grant date and maturing at the end of the option term; volatility is based on the average daily closing market prices for December 1990 through December 1994; and the average annual dividend growth rate approximates 10%. The actual value an executive officer receives from a stock option is dependent on future market conditions, and there can be no assurance that the value ultimately realized by the executive will not be more or less than the amount reflected as "Grant Date Present Value." In addition, the value shown does not take into account the nontransferability of the options. The options granted under employment agreements are exercisable immediately and the discretionary options (15,000 for Mr. Mlekush, 22,500 for Mr. Blackwell, 11,250 for Mr. Glass and 11,250 for Mr. Hopkins) become exercisable in one-third increments over three years, or upon earlier death, disability, retirement, completion of the term of an employment agreement, or a change in control.

The following table shows the value of unexercised options as of December 31, 1995. There were no stock option exercises during 1995 by executive officers.

                      AGGREGATED OPTION EXERCISES IN 1995
                      AND DECEMBER 31, 1995 OPTION VALUES

                                                      NUMBER OF SECURITIES          VALUE OF UNEXERCISED
                                                     UNDERLYING UNEXERCISED         IN-THE-MONEY OPTIONS
                                                     OPTIONS AT 12-31-95(#)            AT 12-31-95($)
                                                   ---------------------------   ---------------------------
                      NAME                         EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
------------------------------------------------------------------------------------------------------------
David A. Stonecipher.............................    112,500         75,000        1,915,624      756,248
Kenneth C. Mlekush...............................     55,000         20,000          761,041      233,334
William E. Blackwell.............................      5,000         32,500           82,084      391,041
Dennis R. Glass..................................     60,000         11,250          735,625      113,437
John D. Hopkins..................................     48,750         18,750          565,939      236,562

The dollar values shown above represent the difference between the fair market value of the common stock and the exercise price of the options at December 31, 1995.

The following table shows potential future payouts under awards for the cycle commencing in 1995 under the Long-Term Plan, which is described under "Incentive and Reward" above.

                  LONG-TERM INCENTIVE PLANS -- AWARDS IN 1995

                                                                             ESTIMATED FUTURE PAYOUTS
                                                            PERFORMANCE           UNDER NON-STOCK
                                                             OR OTHER            PRICE-BASED PLANS
                                        NUMBER OF SHARES   PERIOD UNTIL    -----------------------------
                                         UNITS OR OTHER    MATURATION OR   THRESHOLD   TARGET    MAXIMUM
                 NAME                     RIGHTS(#)(1)       PAYOUT(2)      ($)(3)     ($)(3)    ($)(3)
--------------------------------------------------------------------------------------------------------
David A. Stonecipher..................         --            1995-1997      162,240    324,480   486,720
Kenneth C. Mlekush....................         --            1995-1997       52,725    105,450   158,175
William E. Blackwell..................         --            1995-1997       49,530     99,060   148,590
Dennis R. Glass.......................         --            1995-1997       47,265     94,530   141,795
John D. Hopkins.......................         --                   --           --         --        --

---------------

(1) Long-term awards are not designated in shares, units or other rights. Payouts are based on the compound growth rate ("CGR") in earning per share during the three-year period. Payouts, if any, are in a 50/50 ratio of cash and common stock valued at the fair market value on the date of payout.
(2) Amounts in the table are based on current annual salary. Actual payments, if any, will be calculated as a percentage (which varies according to the participant and the level of CGR achieved) of salary during the last year in the period.
(3) Payouts are contingent upon achieving specified levels of CGR and service to the end of the three-year cycle. The target amount will be payable if the targeted CGR is achieved. The threshold amount will be payable if 50% of the targeted CGR is achieved; below 50% no payout will be made. The maximum amount will be payable if 150% or more of the targeted CGR is achieved.

RETIREMENT PLANS

Retirement benefits are provided under both a qualified plan and a nonqualified supplemental benefit plan maintained by the Corporation for certain senior executives, and the following table includes benefits under both plans.

                               PENSION PLAN TABLE

                                                                      YEARS OF SERVICE
                                                           --------------------------------------
                                                                                         20 YEARS
                FINAL AVERAGE EARNINGS                     10 YEARS       15 YEARS       OR MORE
-------------------------------------------------------------------------------------------------
$ 200,000..............................................    $ 50,000       $ 75,000       $100,000
$ 400,000..............................................    $100,000       $150,000       $200,000
$ 600,000..............................................    $150,000       $225,000       $300,000
$ 800,000..............................................    $200,000       $300,000       $400,000
$1,000,000.............................................    $250,000       $375,000       $500,000
$1,200,000.............................................    $300,000       $450,000       $600,000
$1,400,000.............................................    $350,000       $525,000       $700,000

The table illustrates straight life annuity annual benefits that would be payable upon normal retirement at age 65 on January 1, 1996 to participants in specified earnings and years of service classifications. Benefits shown are not subject to offset for amounts payable under Social Security, but are subject to reduction in the event of early retirement.

For purposes of the table, covered compensation consists of the amounts disclosed in the Summary Compensation Table as salary and, for years after 1992, bonus. The credited years of service for the named individuals are as follows: Mr. Stonecipher, 3 years; Mr. Mlekush, 3 years; Mr. Blackwell, 38 years; Mr. Hopkins, 3 years; and Mr. Glass, 2 years.

Mr. Stonecipher is entitled to additional retirement benefits pursuant to the terms of his employment agreement.

EMPLOYMENT CONTRACTS

On March 1, 1993, David A. Stonecipher became the President and Chief Executive Officer of the Corporation and Jefferson-Pilot Life Insurance Company pursuant to an employment agreement dated August 11, 1992, which expires on December 31, 1997. Mr. Stonecipher's 1993 base salary under the agreement was $750,000 and is subject to review and increase by the Compensation Committee in subsequent years as appropriate. An annual bonus calculated as a percent of base salary may be earned, determined in accordance with a formula based on growth in EPS over the prior year. Pursuant to the agreement, in 1992-1994 Mr. Stonecipher was granted options to purchase at the market prices on the dates of grant an aggregate of 112,500 shares of Common Stock under the Corporation's stock option plan. Mr. Stonecipher, currently age 54, is entitled to an annual retirement benefit at age 65 equal to 67% (reduced in the case of termination of service before age
65) of the average annual base salary and annual bonus payments over the last 60 months of employment, reduced by other retirement benefits received by Mr. Stonecipher from his former employer or under retirement plans of the Corporation, including the pension plans described above.

Messrs. Mlekush, Glass and Hopkins and one other executive officer joined the Corporation in 1993 under three-year employment agreements providing for annual salary, and guaranteed options over three years covering shares, as follows: Mr. Mlekush, $325,000 and 52,500 shares; Mr. Glass, $300,000 and 60,000 shares; and Mr. Hopkins, $265,000 and 45,000 shares. Mr. Mlekush's agreement was renewed at the end of 1995 for an additional three years, and in connection with the renewal the Compensation Committee approved the award of a guaranteed stock option for 7,500 shares exercisable at the fair market value on January 2, 1996. Base salaries are subject to review and increase by the Compensation Committee in subsequent years as appropriate. The agreements also provide that annual bonuses of up to 48% of base salary may be earned in accordance with a formula based on growth in operating EPS and, in the case of Mr. Mlekush, on growth in earnings from individual insurance operations and annualized individual insurance premium sales. Additional amounts may be paid for exceptional individual and company performance. The agreements also provide for participation in the Long-Term Plan (except for Mr. Hopkins) and for transition payments, moving expense reimbursements and certain foregone bonus reimbursements, some of which were paid prior to the years shown in the Summary Compensation Table.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

Directors Belk, Cunningham, McColl, Melvin and Spilman served as members of the Compensation Committee of the Board during all of 1995. None of such persons was an officer or employee of the Corporation or any of its subsidiaries.

In the ordinary course of their businesses the Corporation and its subsidiaries engage in transactions with a large number of other persons and entities including NationsBank Corporation ("NationsBank"), of which Hugh L. McColl, Jr., a member of the Compensation Committee, is Chairman of the Board and Chief Executive Officer (in addition to serving as Chief Executive Officer of the Bank referred to below).

Jefferson-Pilot Life Insurance Company ("Life Company"), a subsidiary of the Corporation, leases office space in Greensboro, North Carolina to NationsBank, N.A. (Carolinas) ("Bank"), a subsidiary of NationsBank. With escalation, the annual rent now exceeds $625,000 for approximately 50,000 square feet. The space was leased to the Bank in 1975 at rentals which at the time the lease agreement was negotiated were no more or less favorable, in the opinion of management of the Life Company, than those which an unaffiliated company would be required to pay for similar space.

The Life Company has for many years provided group life insurance to the employees of NationsBank and its subsidiaries and administered the self-insured medical plan for their employees. During 1995, the Life

Company received from NationsBank an aggregate of approximately $15 million in group life insurance premiums (including employee-paid premiums) and administrative fees for servicing the medical plan. The premiums and fees charged were negotiated in an arms' length transaction. As a result, management believes that those premiums and fees are no more or less favorable than those which an unaffiliated company of comparable size would be charged for similar insurance and services.

The Corporation and its subsidiaries entered into a $450 million committed credit agreement in October 1995 with NationsBank of Georgia, N.A., a subsidiary of NationsBank, as agent for a group of five banks including the agent bank, replacing smaller, uncommitted bank lines. The agent bank's commitment is $125 million. Peak borrowings in 1995 under this agreement were $390 million.

In 1995 a subsidiary of the Corporation sold 1,000,000 shares of common stock of NationsBank, and the proceeds later were used in connection with the Corporation's acquisition of Alexander Hamilton Life Insurance Company of America. NationsBank purchased 648,000 of these shares at a price slightly above the prevailing market price.

SHAREHOLDER RETURN

The following graph illustrates the cumulative total shareholder return on Jefferson-Pilot's common stock compared to total returns on Standard & Poor's 500 Stock Index and on certain other similarly diversified life insurance companies. The graph assumes that $100 was initially invested on December 31, 1990 and that all dividends were reinvested.

                COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN

  AMONG JEFFERSON-PILOT CORPORATION, S&P 500 INDEX, AND SIMILARLY DIVERSIFIED
                                   COMPANIES

                                                                    CUSTOM
                                                                   COMPOSITE
      MEASUREMENT PERIOD          JEFFERSON-                       INDEX (10
    (FISCAL YEAR COVERED)            PILOT          S&P 500         STOCKS)
DEC. '90                                   100             100             100
DEC. '91                                   158             130             146
DEC. '92                                   209             140             197
DEC. '93                                   210             155             205
DEC. '94                                   240             157             186
DEC. '95                                   334             215             261

The similarly diversified companies included in the custom composite index are American General Corporation, American National Insurance Company, The Liberty Corporation, Lincoln National Corporation, Protective Life Corporation, Provident Life & Accident Insurance Company of America (Class B Common), Providian Corporation (formerly Capital Holding Corporation), ReliaStar Financial Corp. (formerly The NWNL Companies, Inc.), Torchmark Corporation, and USLife Corporation. Each company is weighted according to its respective stock market capitalization at the beginning of each calendar quarter included in the graph.

PROPOSAL II -- AMENDMENT TO ARTICLES OF INCORPORATION TO
INCREASE AUTHORIZED COMMON STOCK

The Board of Directors has unanimously adopted and recommended for shareholder approval, an amendment to the Corporation's Articles of Incorporation to increase the authorized common stock from 150,000,000 to 350,000,000 shares, for the reasons discussed below. A copy of the proposed amendment to Article IV of the Corporation's Articles of Incorporation is attached to this Proxy Statement as Exhibit 1.

Article IV of the Articles currently provides for the issuance of up to 150,000,000 shares of common stock, $1.25 par value, and 20,000,000 shares of preferred stock. As of March 4, 1996 the Corporation had 71,224,031 common shares outstanding. No preferred shares are outstanding. In addition, approximately 78,800,000 common shares in the aggregate were reserved for issuance pursuant to the Corporation's Long Term Stock Incentive Plan, its Non-Employee Directors' Stock Option Plan and its shareholder rights plan. In December 1995 the Corporation effected a three-for-two stock split through a 50% stock dividend. As a result, there currently are essentially no shares of common stock available for issuance for other corporate purposes.

The Board believes that it is desirable to have additional shares of common stock authorized to accommodate a possible future stock split and/or possible future acquisitions and stock offerings and for other general corporate purposes. The Board has no current commitments, agreements or plans to engage in any of the above transactions, although the strategy for growth includes acquisitions as well as internal growth. The Board believes that the proposed increase in the number of authorized shares of common stock is desirable to provide greater flexibility and efficient corporate management. Like the presently authorized but unissued common shares and the authorized preferred shares, the additional authorized common shares would be available for any proper corporate purpose without the delay and expense of further action by the shareholders, unless such action is required by applicable law or by the rules of the New York Stock Exchange. The additional shares of common stock for which authorization is sought would be identical to the shares of common stock now authorized. Holders of shares of the Corporation do not have preemptive rights to subscribe to additional common or preferred stock which the Corporation may issue.

Although the proposed increase in authorized common stock was not prompted by a belief that additional takeover defenses are needed, and the Corporation is not aware of anyone contemplating a proposed acquisition of control of the Corporation, the additional shares could be used to oppose persons seeking to gain control of the Corporation without negotiating with the Board by, for example, privately placing such shares with purchasers who might side with the Board in opposing a hostile takeover bid or diluting the stock ownership of a person or entity seeking to gain control of the Corporation. Such uses of authorized but unissued common or preferred stock could render more difficult an unsolicited tender offer or other attempt to acquire control, as would the Corporation's existing anti-takeover devices, including: the Corporation's shareholder rights plan, the so-called "fair price" provisions in the Articles requiring a supermajority shareholder vote to approve certain business combinations with major shareholders, and the provisions of the Articles establishing a "staggered" board of directors and a supermajority vote of shareholders in order to remove directors or amend these provisions. Shareholders do not have cumulative voting rights.

The proposed amendment will be adopted if the votes cast for it exceed the votes cast against it at a shareholders' meeting at which a quorum is present. The amendment then will become effective upon filing with the North Carolina Secretary of State.

THE BOARD RECOMMENDS A VOTE FOR THE PROPOSED AMENDMENT TO THE ARTICLES OF INCORPORATION TO INCREASE THE AUTHORIZED COMMON STOCK TO 350,000,000 SHARES.

OTHER INFORMATION


RELATIONSHIP WITH INDEPENDENT PUBLIC ACCOUNTANTS


Upon recommendation of the Audit Committee, on February 12, 1996 the Board appointed and designated Ernst & Young LLP as the independent public accountants for the Corporation and its consolidated subsidiaries for the fiscal year ending December 31, 1996.



Previously, the financial statements have been audited by McGladrey & Pullen, LLP, although McGladrey expressed reliance for 1995 upon Arthur Andersen LLP, the auditors for 1995 for Alexander Hamilton Life Insurance Company of America following its acquisition by the Corporation. The change in auditors reflects the Corporation's increasing size (assets more than doubled in 1995, principally through acquisitions) and growing needs for nationwide life insurance industry resources for both auditing and other services particularly those related to acquisitions. The change was made following a selection process in which McGladrey chose not to participate although it remained willing to serve as the auditors based on its existing life insurance industry resources.



Representatives of McGladrey and Ernst & Young will be present at the Meeting. Each will be given the opportunity to make a statement and will be available to respond to appropriate questions.



The reports of McGladrey on the Corporation's financial statements for 1995 and for 1994, and the report of Andersen for the period following the acquisition, did not contain an adverse opinion or disclaimer of opinion nor were any of them qualified or modified as to uncertainty, audit scope or accounting principles, except for explanatory statements in the McGladrey reports regarding a change of method of accounting for investments in debt and marketable equity securities, which resulted from the Corporation's adoption of SFAS 115 effective January 1, 1994.



Since January 1, 1994 there have been no disagreements between the Corporation and McGladrey, and since the date of the acquisition there have been no disagreements between Alexander Hamilton or the Corporation and Andersen, on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure.


EXPENSES AND METHODS OF SOLICITATION

The Corporation pays the costs of soliciting proxies. Brokerage houses and other custodians, nominees and fiduciaries will be asked to forward solicitation materials to the beneficial owners and will be reimbursed for their reasonable expenses. The Corporation has retained Georgeson & Co. to perform various proxy advisory and solicitation services for a total estimated fee of $12,500, plus out-of-pocket expenses. In addition, directors, officers and other employees of the Corporation and its subsidiaries may solicit proxies by mail, telephone, telecopier or telegraph or in person.

CORPORATE GOVERNANCE MATTERS

Since their adoption by the Board of Directors in 1993, the Corporation has complied in all material respects with the Statement of Principles referred to on page 5, which was ratified at the 1993 Annual Meeting of Shareholders by the affirmative vote of 94% of the votes cast. The Principles have not been modified, amended or waived in any respect since their adoption. A copy of the Principles is available upon request to the Secretary of the Corporation and will be available for review by shareholders at the Meeting.

SHAREHOLDER PROPOSALS FOR THE 1997 ANNUAL MEETING


Jefferson-Pilot's 1997 annual meeting of shareholders is tentatively scheduled for May 5, 1997. Any shareholder proposal to be presented at that meeting must be received by the Corporation's secretary by December 5, 1996 in order to be timely received for inclusion in the Corporation's proxy statement for that meeting.


The Corporation's Articles of Incorporation and By-Laws provide that any shareholder entitled to vote at an annual meeting may nominate at that meeting one or more persons for election as directors only if written notice of such shareholder's intent to make such nomination or nominations has been given to the Secretary of the Corporation not later than 90 days in advance of such meeting. The By-Laws similarly require 90 days' advance written notice to the Secretary of any resolution to be presented at that meeting.

OTHER MATTERS

The Board of Directors is not aware of any other matters which may be presented for action at the Meeting. Should any other matter requiring a vote of the shareholders arise, the accompanying proxy will be voted with respect to the matter, in accordance with the best judgment of the person or persons voting the proxy, in the interest of the Corporation.

Whether or not you plan to attend the Meeting, please promptly sign, date and return the enclosed proxy card.

By Order of the Board of Directors

Robert A. Reed
Vice President and Secretary

--------------------------------------------------------------------------------


                                                                       EXHIBIT 1


                       PROPOSED AMENDMENT TO THE ARTICLES

The introductory paragraph of Article IV of the Articles of Incorporation of the Corporation, as proposed to be amended, is set forth below.

The corporation shall be authorized to issue Three Hundred Fifty Million (350,000,000) shares designated as common stock, with a par value of One and 25/100 Dollars ($1.25) per share, and Twenty Million (20,000,000) shares designated as preferred stock, each with the following preferences, limitations and relative rights:

                                                                       EXHIBIT 2

PROXY                  JEFFERSON-PILOT CORPORATION        [JEFFERSON PILOT LOGO]

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

             FOR THE ANNUAL MEETING OF SHAREHOLDERS ON MAY 6, 1996

The undersigned hereby constitute(s) and appoint(s) David A. Stonecipher, John
D. Hopkins and Robert A. Reed, and each or any of them, attorneys and proxies of the undersigned, with full power of substitution to each, and with all the powers the undersigned would possess if personally present, to vote all shares of stock of Jefferson-Pilot Corporation the undersigned is entitled to vote at the Annual Meeting of the Shareholders of Jefferson-Pilot Corporation to be held on May 6, 1996, and at any adjournment thereof, upon the matters referred to in the Notice of Meeting and Proxy Statement for said meeting and in their discretion upon such other business as may properly come before the meeting or any adjournment thereof

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN, OR IF NO CHOICE IS SPECIFIED, FOR EACH OF THE PROPOSALS LISTED ON THE REVERSE SIDE. DISCRETIONARY AUTHORITY IS HEREBY CONFERRED AS TO ALL OTHER MATTERS THAT MAY COME BEFORE THE MEETING.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" EACH OF THE TWO PROPOSALS.

             (IMPORTANT -- TO BE SIGNED AND DATED ON REVERSE SIDE)

                                                                SEE REVERSE SIDE

/X/ PLEASE MARK VOTES AS IN THIS EXAMPLE.

1. Election of     Class I Directors:
  Nominees: William E. Blackwell, C. Randolph Ferguson, William Porter Payne,
   Robert H. Spilman


    / / FOR all listed nominees                 --------------------------------------------------
    / / WITHHOLD AUTHORITY to vote              / / FOR all listed nominees except as noted above
        for all listed nominees

2. Approval of amendment to Articles of Incorporation of the Corporation to increase the authorized Common Stock.

                  FOR / /        AGAINST / /        ABSTAIN / /

/ / I plan to attend the meeting.
/ / See noted comments.

IMPORTANT: PLEASE SIGN EXACTLY AS YOUR NAME(S) APPEAR HEREON. PERSONS SIGNING AS ATTORNEY-IN-FACT, CORPORATE OFFICER OR IN A FIDUCIARY CAPACITY SHOULD STATE THEIR TITLE. IF STOCK IS HELD BY JOINT TENANTS OR AS COMMUNITY PROPERTY, ALL PARTIES SHOULD SIGN.

                            ----------------------------------------------------
                                                        Date

                            ----------------------------------------------------
                                                        Date

                                                          [JEFFERSON PILOT LOGO]

                                                                       EXHIBIT 3

PROXY                     JEFFERSON-PILOT CORPORATION                       LOGO

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

             FOR THE ANNUAL MEETING OF SHAREHOLDERS ON MAY 6, 1996

         CONFIDENTIAL VOTING INSTRUCTIONS TO GEORGESON & COMPANY INC.,
                        TABULATOR FOR JP TEAMSHARE PLAN

The undersigned hereby constitute(s) and appoint(s) David A. Stonecipher, John
D. Hopkins and Robert A. Reed, and each or any of them, attorneys and proxies of the undersigned, with full power of substitution to each, and with all the powers the undersigned would possess if personally present, to vote all shares of stock of Jefferson-Pilot Corporation the undersigned is entitled to vote at the Annual Meeting of the Shareholders of Jefferson-Pilot Corporation to be held on May 6, 1996, and at any adjournment thereof, upon the matters referred to in the Notice of Meeting and Proxy Statement for said meeting and in their discretion upon such other business as may properly come before the meeting or any adjournment thereof

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN, OR IF NO CHOICE IS SPECIFIED, FOR EACH OF THE PROPOSALS LISTED ON THE REVERSE SIDE. DISCRETIONARY AUTHORITY IS HEREBY CONFERRED AS TO ALL OTHER MATTERS THAT MAY COME BEFORE THE MEETING.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" EACH OF THE TWO PROPOSALS.

             (IMPORTANT -- TO BE SIGNED AND DATED ON REVERSE SIDE)

                                                                SEE REVERSE SIDE

/X/ PLEASE MARK VOTES AS IN THIS EXAMPLE.

1. Election of     Class I Directors:
  Nominees: William E. Blackwell, C. Randolph Ferguson, William Porter Payne,
   Robert H. Spilman

    / / FOR all listed nominees                 -------------------------------------------------
    / / WITHHOLD AUTHORITY to vote              / / FOR all listed nominees except as noted above
        for all listed nominees

2. Approval of amendment to Articles of Incorporation of the Corporation to increase the authorized Common Stock.

                  FOR / /        AGAINST / /        ABSTAIN / /

/ / I plan to attend the meeting.
/ / See noted comments.

IMPORTANT: PLEASE SIGN EXACTLY AS YOUR NAME(S) APPEAR HEREON. PERSONS SIGNING AS ATTORNEY-IN-FACT, CORPORATE OFFICER OR IN A FIDUCIARY CAPACITY SHOULD STATE THEIR TITLE. IF STOCK IS HELD BY JOINT TENANTS OR AS COMMUNITY PROPERTY, ALL PARTIES SHOULD SIGN.

                                       ----------------------------------------
                                                        Date

                                       ----------------------------------------
                                                        Date

                                                                            LOGO

                                                                       EXHIBIT 4

PROXY                     JEFFERSON-PILOT CORPORATION                       LOGO

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

             FOR THE ANNUAL MEETING OF SHAREHOLDERS ON MAY 6, 1996

         CONFIDENTIAL VOTING INSTRUCTIONS TO GEORGESON & COMPANY INC., TABULATOR FOR JEFFERSON-PILOT LIFE INSURANCE COMPANY AGENTS' RETIREMENT PLAN

The undersigned hereby constitute(s) and appoint(s) David A. Stonecipher, John
D. Hopkins and Robert A. Reed, and each or any of them, attorneys and proxies of the undersigned, with full power of substitution to each, and with all the powers the undersigned would possess if personally present, to vote all shares of stock of Jefferson-Pilot Corporation the undersigned is entitled to vote at the Annual Meeting of the Shareholders of Jefferson-Pilot Corporation to be held on May 6, 1996, and at any adjournment thereof, upon the matters referred to in the Notice of Meeting and Proxy Statement for said meeting and in their discretion upon such other business as may properly come before the meeting or any adjournment thereof

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN, OR IF NO CHOICE IS SPECIFIED, FOR EACH OF THE PROPOSALS LISTED ON THE REVERSE SIDE. DISCRETIONARY AUTHORITY IS HEREBY CONFERRED AS TO ALL OTHER MATTERS THAT MAY COME BEFORE THE MEETING.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" EACH OF THE TWO PROPOSALS.

             (IMPORTANT -- TO BE SIGNED AND DATED ON REVERSE SIDE)

                                                                SEE REVERSE SIDE

/X/ PLEASE MARK VOTES AS IN THIS EXAMPLE.

1. Election of     Class I Directors:
  Nominees: William E. Blackwell, C. Randolph Ferguson, William Porter Payne,
   Robert H. Spilman

    / / FOR all listed nominees
                                                    ---------------------------------------------
    / / WITHHOLD AUTHORITY to vote              / / FOR all listed nominees except as noted above
        for all listed nominees

2. Approval of amendment to Articles of Incorporation of the Corporation to increase the authorized Common Stock.

                  FOR / /        AGAINST / /        ABSTAIN / /

/ / I plan to attend the meeting.
/ / See noted comments.

IMPORTANT: PLEASE SIGN EXACTLY AS YOUR NAME(S) APPEAR HEREON. PERSONS SIGNING AS ATTORNEY-IN-FACT, CORPORATE OFFICER OR IN A FIDUCIARY CAPACITY SHOULD STATE THEIR TITLE. IF STOCK IS HELD BY JOINT TENANTS OR AS COMMUNITY PROPERTY, ALL PARTIES SHOULD SIGN.

                                    --------------------------------------------
                                                        Date


                                    --------------------------------------------
                                                        Date

                                                                            LOGO